PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                               PERMANENT PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA

       n
P (1+T)  = ERV

P = initial  investment in shares
T = average  annual total return
n = number of days
ERV = ending redeemable value

Average annual total return for 1 year ended 1/31/98:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,075.09

1+T = 1.07509

T = 7.51%

Average annual total return for 5 years ended 1/31/98:

       n
P (1+T)  = ERV

           5
1,000 (1+T)  = 1,384.34

             1/5
1+T = 1.38434

1+T = 1.06721

T = 6.72%

Average annual total return for 10 years ended 1/31/98:

       n
P (1+T)  = ERV

           10
1,000 (1+T)   = 1,608.78

             1/10
1+T = 1.60878

1+T = 1.04870

T = 4.87%

Average annual total return for 15 years ended 1/31/98:

       n
P (1+T)  = ERV

           15
1,000 (1+T)   = 2,013.24

             1/15
1+T = 2.01324

1+T = 1.04775

T = 4.78%


Average annual total return for 15 years, 62-days ended 1/31/98:

       n
P (1+T)  = ERV

           15.1699
1,000 (1+T)        = 2,111.47

   1/15.1699
1+T          = 2.11147

1+T = 1.05050

T = 5.05%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                             TREASURY BILL PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA






Yield for 7 days ended 1/31/98:

Share price at 1/24/98 (net of capital gains):       $67.50
Share price at 1/31/98 (net of capital gains):       $67.56


     (                         )
     (      67.56 - 67.50      )            365
     (      -------------      )     *      ---       =     4.63%
     (          67.50          )             7


Effective yield for 7 days ended 1/31/98:


              [(                           )  ^   52.14   ]
              [(        67.56 - 67.50      )              ]
              [(  1  +  -------------      )              ] -  1  =   4.74%
              [(            67.50          )              ]

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                            VERSATILE BOND PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T) = ERV

P = initial  investment in shares
T = average annual total return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended 1/31/98:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,052.68

1+T = 1.05268

T = 5.27%


Average annual total return for 5 years ended 1/31/98:

       n
P (1+T)  = ERV

           5
1,000 (1+T)   = 1,251.28

              1/5
1+T = 1.25128

1+T = 1.04585

T = 4.59%


Average annual total return for 6 years, 127-days ended 1/31/98:

       n
P (1+T)  = ERV

           6.3479
1,000 (1+T)      = 1,341.09

              1/6.3479
1+T = 1.34109

1+T = 1.04732

T = 4.73%

Yield for 30 days ended 1/31/98:

                            [(                   )  6    ]
    YIELD    =              [(       a-b    + 1  )       ]
                     2      [(      -------      )    -1 ]
                            [(      (c)(d)       )       ]

a = dividends and interest earned during the period

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of shares outstanding during the period that were entitled to receive dividends

d = the maximum offering price per share on the last day of the period

                            [(                                )  6    ]
                            [(      109,122.30-25,729.46 + 1  )       ]
    YIELD    =       2      [(      --------------------      )    -1 ]
                            [(      (405,283.670)(58.58)      )       ]




                            [(                                )  6    ]
                            [(          83,392.84  + 1        )       ]
    YIELD    =       2      [(      -------------             )    -1 ]
                            [(      23,741,517.39             )       ]


                            [(                                )  6    ]
                            [(                                )       ]
    YIELD    =       2      [(      1.00351253                )    -1 ]
                            [(                                )       ]



                            [(                                        ]
                            [(                                        ]
    YIELD    =       2      [(      .02126113                         ]
                            [(                                        ]


    YIELD    =       4.2522%

                    PERMANENT PORTFOLIO FAMILY OF FUNDS, INC.
                           AGGRESSIVE GROWTH PORTFOLIO
                  SCHEDULE OF CALCULATIONS OF PERFORMANCE DATA


       n
P (1+T)  = ERV

P = initial  payment
T = average  annual  total  return
n = number of days
ERV = ending redeemable value


Average annual total return for 1 year ended 1/31/98:

       n
P (1+T)  = ERV

           1
1,000 (1+T)  = 1,243.38

1+T = 1.24338

T = 24.34%


Average annual total return for 5 years ended 1/31/98:

       n
P (1+T)  = ERV

           5
1,000 (1+T) = 2,365.44

             1/5
1+T = 2.36544

1+T = 1.18791

T = 18.79%


Average annual total return for 8 years, 29-days ended 1/31/98:

       n
P (1+T)  = ERV

           8.079
1,000 (1+T)      = 3,219.15

             1/8.079
1+T = 3.21915

1+T = 1.15569

T = 15.57%